Exhibit 99.1

Press Release

For Immediate Release

Contacts:

Keith LaVanway

847-597-9353

klavanway@pregis.com

PREGIS COMPLETES SALE OF HEXACOMB BUSINESS TO BOISE INC.

Deerfield, IL, December 1, 2011 – Pregis Corporation (“the Company”), a leading international manufacturer, marketer, and supplier of protective packaging products and specialty packaging solutions, today announced it has completed the divestiture of its Hexacomb business to an affiliate of Boise Inc. for $125 million. The Company had previously announced the agreement to sell the business on October 2, 2011.

About Pregis:

Pregis Corporation is a leading global provider of innovative protective, flexible, and foodservice packaging and hospital supply products. The specialty-packaging leader currently operates 46 facilities in 18 countries around the world. Pregis Corporation is a wholly owned subsidiary of Pregis Holding II Corporation. For more information about Pregis, visit the Company’s web site at www.pregis.com.

Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. For a discussion of key risk factors, please see the risk factors disclosed in the Company’s annual report, which is available on its website, www.pregis.com. These risks may cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risk and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.

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